                                                                      EXHIBIT 13



                           REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is entered into and made effective as of December 31, 1997, by and among Sheridan Energy, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company whose signatures appear on the signature pages of this Agreement under the caption "Stockholders" (referred to herein, together with all permitted transferees, individually as a "Stockholder" and collectively as the "Stockholders").


                                  WITNESSETH:

         WHEREAS, in connection with the purchase and sale of shares of common stock pursuant to (i) the ECT Agreement (as defined below), (ii) the Grand Gulf Agreement (as defined below), and (iii) the JEDI I Agreement (as defined below), it was contemplated that the Company would grant certain registration rights to the Stockholders, and the Company agreed to grant such registration rights.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated:

         "Agreement" shall have the meaning set forth above.

         "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday for banks in the State of Texas.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or any successor class of the Company's Common Stock.

         "Company" shall have the meaning set forth above.

         "ECT" shall mean Enron Capital Trade & Resources Corp.

         "ECT Agreement" shall mean that certain Stock Purchase Agreement between the Company and ECT dated November 28, 1997.

         "Enron Entities" means ECT, JEDI and JEDI I.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Grand Gulf" shall mean Grand Gulf Production, L.L.C.

         "Grand Gulf Agreement" shall mean that certain Purchase Agreement between Grand Gulf and the Company dated December 31, 1997.

         "Holders" means the holders of Registrable Shares and shall include transferees to whom Holders are permitted to assign rights hereunder pursuant to Section 4.1.

         "JEDI" shall mean Joint, Energy Development Investments Limited Partnership.

         "JEDI I" shall mean JEDI Hydrocarbon Investments I Limited
Partnership.

         "JEDI I Agreement" shall mean that certain Purchase Agreement between JEDI I and the Company dated December 31, 1997.

         "Initiating Holders" shall mean Holders holding no less than 250,000 Registrable Shares.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

         "Register," "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

         "Registrable Shares" shall mean the shares of Common Stock issued by Company pursuant to the ECT Agreement, JEDI I Agreement, and the Grand Gulf Agreement, and any shares of Common Stock (including shares of Common Stock issuable upon the exercise of options, warrants or other convertible or exchangeable securities) received on or after December 15, 1997 by the Stockholders (other than Grand Gulf) from Company or otherwise in a transaction not involving a public offering within the meaning of the Securities Act, including without limitation, the acquisition of shares of Common Stock by JEDI from Grand Gulf.

         "Stockholder" and "Stockholders" shall have the meaning set forth above.

         SECTION 2.       REGISTRATION RIGHTS.

         2.1 PIGGY-BACK REGISTRATION. If Company at any time proposes to register any shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock), other than in a demand registration pursuant to Section 2.2(a) of this Agreement and other than in a registration on Form S-4 or Form S-8, it shall give notice to the Holders of such intention 20 days prior to the filing of a registration statement with respect to such shares. Upon the written request of any Holder given within 20 days after receipt of any such notice, Company shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises Company that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares that may be included in such registration and the reduced number of shares, if any, to be sold shall be allocated among the Company, participating Holders and other persons participating in such registration in proportion to the number of shares proposed to be sold by each party prior to the imposition of a limitation by the managing underwriter. The rights of a Holder to participate in a registration pursuant to this Section 2.1 shall terminate at such time as such Holder holds less than 2% of the outstanding shares of Common Stock.

         2.2     DEMAND REGISTRATION.   (a)  At any time and from time to time,
one or more Initiating Holders may request in writing that all or part of the Registrable Shares shall be registered for sale under the Securities Act. Within 5 days after receipt of any such request, Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide Company with written requests for inclusion therein within 15 days after the receipt of Company's notice. Thereupon, Company shall effect the registration of all Registrable Shares as to which it has received requests for registration specified in the request for registration. Company shall not be required to effect any such registration prior to November 28, 1998; provided, however, that the Initiating Holders may request registration hereunder prior to November 28, 1998 and in such event Company shall undertake to issue the notices referred to herein prior to November 28, 1998 so as to permit the filing of registration statement promptly after November 28, 1998. Notwithstanding any other provision of this
Section 2.2(a), if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares to be offered by Company or by shareholders other than the Holders, and second, to the extent necessary, and only if all shares to be offered by Company and by shareholders other than Holders have been excluded, Registrable Shares and the number of shares of Registrable Shares that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Holders. Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to this Section 2.2(a) and to become effective less than 90 days after the effective date of any registration requested pursuant to this Section 2.2(a). Company shall not be required to effect more than an aggregate of three registrations pursuant to this Section 2.2(a).

         (b) If Company shall furnish to the Holders a certificate signed by the President of Company stating that in the good faith judgment of the Board of Directors of Company it would be seriously detrimental to Company for a registration statement to be filed at such time or would materially adversely affect a pending or proposed public offering of Company's securities, Company shall have the right to defer the filing of a registration statement requested pursuant to Section 2.2(a) hereof for a period of not more than 90 days after receipt of the request of the Holders under Section 2.2(a); provided, however, that (i) Company shall not utilize this right more than once in any 12-month period and (ii) except with respect to the first deferment of the filing of a registration statement required pursuant to Section 2.2(a) because of any pending or proposed public offering of Company's securities, in the event of any such pending or proposed public offering of Company's securities, up to 25% of the shares to be included in the registration for such public offering shall be Registrable Shares at the request of such Holders and the number of shares of Registrable Shares that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Holders.

         2.3 LOCKUPS. Each Holder agrees, so long as such Holder holds 2% or more of the outstanding shares of Common Stock, that upon request by the managing underwriter in any underwriting of Common Stock or securities convertible into or exchangeable for Common Stock, it will agree not to sell or otherwise dispose of its shares of Common Stock without the consent of such managing underwriter for such period of time (which may not exceed 180 days) from the effective date of the registration statement as may be requested by such underwriters; provided, however, that the obligations of such Holders pursuant to this Section 2.3 shall be conditioned upon the receipt by such underwriters of lockup agreements for the same period of time and on the same terms as the time period and terms requested of such Holders from each executive officer or director of the Company or holder of 10% or more of the outstanding shares of Common Stock.

         2.4 REGISTRATION PROCEDURES. Whenever any Registrable Shares are to be registered pursuant to Section 2.1 or 2.2 of this Agreement, the Company will use reasonable efforts to effect the registration of such Registrable Shares on the same terms and conditions as any similar securities of the Company included therein. In connection with any registration pursuant to
Section 2.1 or Section 2.2 the Company will, subject to Section 2.1 or 2.2 respectively, as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

         (c) furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

         (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (e) notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material act or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (f) cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Company are then listed;

         (g) provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares in each case not later than the effective date of such registration; and

         (h) furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares and (ii) a letter dated such date, from the independent certified public accountants of Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares.

         If any registration statement provided for hereunder refers to any Holder by name or otherwise as the holder of any securities of the Company then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation of such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the 1933 Act or any similar federal statute then in force, the deletion of the reference to such Holder.

         2.5 REGISTRATION EXPENSES. All expenses incurred in connection with any registration under Sections 2.1 or 2.2 shall be borne by Company; provided, however, that (i) each of the Holders participating in such registration shall pay its pro rata portion of the fees, discounts or commissions payable to any underwriter, and (ii) the Holders participating in a third registration made pursuant to Section 2.2 shall bear their proportionate part of all Commission and NASD filing fees and one-half of all other expenses incurred in connection with any such registration.

         2.6     INDEMNIFICATION; CONTRIBUTION.

         (a) Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with Company's consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by a Holder to the managing underwriter specifically for inclusion therein; provided, further, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Holder, the underwriter or any controlling person of the selling Holder or the underwriter, and regardless of any sale in connection with such offering by the selling Holder. Such indemnity shall survive the transfer of securities by a selling Holder.

         (b) Each Holder participating in a registration hereunder will indemnify and hold harmless Company, any underwriter for Company, and each person, if any, who controls Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling Holder's consent) to which Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each such Holder will reimburse Company, any underwriter and each such controlling person of Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder to the managing underwriter specifically for inclusion therein; provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld. In no event shall the liability of any Holder exceed the gross proceeds received by such Holder from the offering.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of subsections 2.6(a) or (b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subsections 2.6(a) or
(b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than to the extent the party to be notified is actually prejudiced thereby. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsections 2.6(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) If recovery is not available under the foregoing indemnification provisions with respect to a matter referred to in Sections 2.6
(a) or(b) hereof, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances; provided that no party shall be required to contribute an amount in excess of the amount it would have been required to pay pursuant to the foregoing indemnification provisions if they had been available.

         2.7 DESIGNATION OF UNDERWRITER. In the case of any registration effected pursuant to Section 2.2, the managing underwriter shall be reasonably acceptable to the Initiating Holders and Company.

         2.8 RULE 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available other nonconfidential information so long as necessary to permit sales under Rule 144 under the 1933
Act), and it will take such other action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         SECTION 3. REPRESENTATION AND WARRANTY. The Company hereby represents and warrants to the Stockholders that (a) other than the registration rights granted pursuant to this Agreement, the Company has not granted registration rights to any Person; and (b) no consent, approval, authorization or waiver of any Person is required to permit the Company to execute or deliver this Agreement or perform this Agreement in accordance with its terms and upon execution this Agreement will not conflict with Company's constituent documents or any material contract.

         SECTION 4.       ASSIGNMENT AND SUBSEQUENT GRANTS.

         4.1 ASSIGNMENT OF REGISTRATION RIGHTS. Any Holder may assign all or part of its rights under this Agreement to any transferee who acquires 100,000 or more Registrable Shares. The transferor shall, within 20 days after such transfer, furnish Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned.

         4.2 SUBSEQUENT GRANTS OF REGISTRATION RIGHTS. After the date hereof, Company will not enter into any agreement granting any holder or prospective holder of any securities of Company registration rights (i) unless such registration rights include lockup provisions which are the same as those provisions set forth in Section 2.3 hereof, and (ii) unless any demand registration rights granted to such holders or prospective holders expressly permit the Holders to participate in any such demand registration and provide for cutbacks as requested by a managing underwriter on a pro rata basis among such holders or prospective holders and any Holders electing to participate in such offering on a pro rata basis based on the number of shares for which registration is requested.

         SECTION 5.       MISCELLANEOUS.

         5.1 RECAPITALIZATION, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Shares, to any and all shares of equity capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Shares, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

         5.2 NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed (i) if to Company, to: 1000 Louisiana, Suite 800, Houston, Texas 77002, Attention: B.A. Berilgen, (ii) if to a Stockholder, at such Stockholder's address as shown on the stock transfer records of the Company, or to such other address (as to a Stockholder) as such Stockholder may furnish to the Company, or (as to the Company) as the Company may furnish to the Stockholders except that notices of changes of address shall be effective only upon receipt.

         5.3 APPLICABLE LAW. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without giving effect to any conflict of law rules which would require the application of the law of another jurisdiction; provided, however, that any matter involving the internal corporate affairs of the Company shall be governed by the provisions of Delaware law.

         5.4 AMENDMENT AND WAIVER. This Agreement may be amended, and the provisions hereof may be waived, only by a written instrument signed by the Holders (at the time of such amendment or waiver) or their designees and the Company. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         5.5 REMEDY FOR BREACH OF CONTRACT. The parties agree that in the event there is any breach or asserted breach of the terms, covenants or conditions of this Agreement, the remedy of the parties hereto shall be in law and in equity and injunctive relief shall lie for the enforcement of or relief from any provisions of this Agreement. If any remedy or relief is sought and obtained by any party against one of the other parties pursuant to this Section 5.5, the other party shall, in addition to the remedy of relief so obtained, be liable to the party seeking such remedy or relief for the reasonable expenses incurred by such party in successfully obtaining such remedy or relief, including the fees and expenses of such party's counsel.

         5.6 SEVERABILITY. It is a desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any Person or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         5.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         5.8 HEADINGS. The section and paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

         5.9 BINDING EFFECT. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and is not intended to confer upon any other Person any right or remedies hereunder; provided, however, that a transferee of a Holder shall be deemed to be a Holder for purposes of obtaining the benefits or enforcing the rights of a Holder and, if requested by the Company, shall execute such documents as may reasonably be requested by the Company to evidence such transferee's agreement to be bound by this Agreement as if a party hereto.

         5.10 ENTIRE AGREEMENT. This Agreement, together with the other agreements referenced herein, constitutes the entire agreement and supersedes all prior agreements, understandings, both written and oral, among the parties with respect to the registration rights pertaining to Common Stock acquired by the Holders, expressly including the provisions of Article VII of the ECT Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                        COMPANY:

                                        SHERIDAN ENERGY, INC.

                                        By: /s/ B.A. BERILGEN
                                           ------------------------------------
                                        Name:   B.A. Berilgen
                                             ----------------------------------
                                        Title:  President and C.E.O.
                                              ---------------------------------

                                  STOCKHOLDERS

                                                   SHARES OWNED AT
    STOCKHOLDERS                                   TIME OF EXECUTION

ENRON CAPITAL & TRADE
RESOURCES CORP.

By: /s/ JAMES R. McBRIDE
   ------------------------------------
Name:   James R. McBride
     ----------------------------------
Title:  Vice President
      ---------------------------------


GRAND GULF PRODUCTION, L.L.C.


By: /s/ DONALD K. LEHTO
   ------------------------------------
Name:   Donald K. Lehto
     ----------------------------------
Title:  CEO
      ---------------------------------


JEDI HYDROCARBON INVESTMENTS I
LIMITED PARTNERSHIP

By:      JEDI CAPITAL L.L.C., its general partner

         By: /s/ JAMES R. McBRIDE
            ------------------------------------
         Name:   James R. McBride
              ----------------------------------
         Title:  Agent and Attorney-in-Fact
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